EXHIBIT 10


                                SUPPORT AGREEMENT

        THIS AGREEMENT, dated as of December 18, 1985, between FPL Group, Inc., a Florida corporation (Group), and FPL Group Capital Inc, a Florida corporation (Capital),

                                   WITNESSETH:

     WHEREAS, Group is the owner of 100% of the outstanding shares of Capital;
and

     WHEREAS, Capital intends to incur Debt, as hereinafter defined, from time to time from parties other than Group to enable Capital to carry on its business; and

     WHEREAS, "Debt" shall mean indebtedness for borrowed money, including the payment of interest, principal, or premium, if any, thereon, capital leases, or any guarantee of such indebtedness; and

     WHEREAS, Group and Capital desire to take certain actions to enhance and maintain the financial condition of Capital as hereinafter set forth in order to insure its ability to incur such Debt;

     NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. Stock Ownership. During the term of this Agreement, Group shall own, directly or through one or more of its wholly-owned subsidiaries, all the outstanding shares of stock of Capital having the right to vote for the election of members of the Board of Directors of Capital (except for any shares of Capital's stock having the special right to vote for directors in circumstances involving Capitals' default in the payment of dividends or sinking funds), and will not pledge, encumber or dispose of any of such shares unless required to do so pursuant to a court order or decree of any governmental authority which, in the opinion of counsel to Group, may not be successfully challenged.

     2. Maintenance of Net Worth. During the term of this Agreement, Group shall take all action necessary to ensure that the Net Worth of Capital is maintained at not less than $1.00. Net worth shall mean the excess of assets over liabilities as determined in accordance with generally accepted accounting principles in effect at the time of such determination. Group hereby consents to all the terms and conditions of all Debt and hereby waives notice of any extension of time of any payment or any other action which any holder of Debt may agree or consent to, either expressly, by acquiescence or otherwise. Group shall make sufficient liquid asset contributions to Capital to permit Capital to pay its Debt and its other obligations as they become due; provided, however, that with respect to such other obligations, Group, in any calendar year, shall not be required to make payments to Capital in excess of the lesser of an amount equal to 110% of the amount of Debt outstanding at the time such payment may be required, or $25,000,000.

     3. No Guarantee of Indebtedness. This Agreement is not, and nothing herein contained, and no action taken pursuant hereto by Group shall be construed as, or deemed to constitute, a direct or indirect guarantee by Group to any person of the payment of any Debt or any other indebtedness, or of any liability or obligation of any kind or character whatsoever of Capital of any subsidiary of Capital.

     4. Waivers. Group hereby waives any failure or delay on the part of Capital in asserting or enforcing any of its rights or in making any claims or demands hereunder.

     5. Amendments and Termination: This Agreement may be amended or modified at any time by the parties hereto; provided, however, that no such amendment or modification which adversely affects the holders of Debt outstanding at the time of execution thereof shall be binding on or in any manner become effective with respect to such Debt except with the prior written consent of the holders of not less than a majority in principal amount of Debt at the time outstanding. This Agreement may be terminated by either party hereto upon 30 days prior written notice to the other party; provided, however, that this Agreement shall not terminate until such time as all Debt outstanding on or prior to the date of the giving of notice of termination shall have been paid. Notwithstanding the foregoing, the parties hereto may modify or terminate any or all of the provisions of this Agreement with respect to any Debt if two nationally recognized rating organizations confirm in writing that their rating for such Debt would be the same whether or not such provisions were in effect.

     6. Successors. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and is also intended for the benefit of the holders from time to time of the Debt and, notwithstanding that such holders are not parties hereto, each such holder shall be entitled to the full benefits of this Agreement and to enforce the covenants and agreements contained herein. This Agreement is not intended for the benefit of any person other than holders of Debt, and shall not confer or be deemed to confer upon any other such person any benefits, rights or remedies hereunder.

     7. Governing Law. This Agreement shall be governed by the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                                FPL Group, Inc.


                                                By: J. L. HOWARD
                                                    Treasurer


                                                FPL Group Capital Inc


                                                By: R. R. SEARS
                                                    Treasurer